Applied Signal Technology, Inc.
Exhibit 32.1

Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report of Applied Signal Technology, Inc. (the Company) on Form 10-Q for the period ended August 1, 2008, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, William B. Van Vleet III , Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William B. Van Vleet III ---------------------------------------------	Date: September 8, 2008 -------------------------------
William B. Van Vleet III President and Chief Executive Officer